Exhibit 5.1

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
+1 612 766 7000 main
+1 612 766 1600 fax

July 16, 2026

Board of Directors
Fastenal Company
2001 Theurer Boulevard
Winona, MN 55987

Ladies and Gentlemen:

We have acted as counsel to Fastenal Company, a Minnesota corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), registering the offer and sale of up to an aggregate of 8,500,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), consisting of (i) 7,500,000 shares of Common Stock (the "Employee RSU Shares") issuable by the Company pursuant to the Fastenal Company Employee Restricted Stock Unit Plan (the "Employee RSU Plan"), and (ii) 1,000,000 shares of Common Stock (the "Director Shares" and, together with the Employee RSU Shares, the "Shares") issuable by the Company pursuant to the Fastenal Company Non-Employee Director Stock and Restricted Stock Unit Plan (the "Director Plan" and, together with the Employee RSU Plan, the "Plans").

For purposes of this opinion letter, we have examined the Plans, the Registration Statement, the Restated Articles of Incorporation of the Company, as amended and currently in effect, the Restated By-Laws of the Company, as currently in effect, and the resolutions of the Company's board of directors authorizing the Plans and the issuance of the Shares. We have also examined a certificate of an officer of the Company dated the date hereof (the "Certificate") and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Employee RSU Shares to be issued in accordance with the Employee RSU Plan and the Director Shares to be issued in accordance with the Director Plan and that, when (a) the Employee RSU Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Employee RSU Plan and any applicable award agreement and, where applicable, the consideration for the Employee RSU Shares specified in the Employee RSU Plan and any applicable award agreement has been received by the Company, the Employee RSU Shares will be legally and validly issued, fully paid and nonassessable, and (b) the Director Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Director Plan and any applicable award agreement and, where applicable, the consideration for the Director Shares specified in the Director Plan and any applicable award agreement has been received by the Company, the Director Shares will be legally and validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the laws of the State of Minnesota.

This opinion letter speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion letter thereafter. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ FAEGRE DRINKER BIDDLE & REATH LLP
FAEGRE DRINKER BIDDLE & REATH LLP